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                                                        EXHIBIT 23.1

                      CONSENT TO INDEPENDENT ACCOUNTANTS

We consent to the inclusion on Form 8-K/A of Xoom.com dated August 31, 1999, of our report dated April 16, 1999, except for Note 8 as to which the date is July 15, 1999 relating to the financial statements of LiquidMarket, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP
Woodland Hills, California
September 1, 1999